EXHIBIT 10.2

GUARANTY AND SECURITY AGREEMENT

Dated as of April 3, 2013

In order to induce the lenders listed on the signature page hereto (hereinafter the “Holders” and individually, a “Holder”) to extend credit to Senior Scientific, LLC, a New Mexico limited liability company (hereinafter the “Borrower”), pursuant to the terms of that certain Convertible Note Purchase Agreement, of even date herewith, among the Borrower, the Holders and the undersigned, a copy of which is attached hereto as Exhibit “A”, as the same may be amended, restated, supplemented, or otherwise modified in accordance with the terms thereof (hereinafter, the “Note Purchase Agreement”), and the Convertible Promissory Notes of Borrower issued or to be issued under the terms of the Note Purchase Agreement for the principal amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000), a copy of which is attached hereto as Exhibit “B” (hereinafter the “Notes”), Manhattan Scientifics, Inc., a Delaware limited liability company and sole member of Borrower (hereinafter referred to as the “Guarantor”), being the sole record and beneficial owner of all of the members interests of Borrower (hereinafter, the “Units”), hereby absolutely, independently, and unconditionally guarantees and promises to pay to the Holders, their successors or assigns, on demand in lawful money of the United States of America any and all Indebtedness of Borrower to the Holders as follows:

1.	Defined Terms.

The word “Collateral” means, collectively, all of the now-owned and hereafter acquired, created or arising tangible and intangible property of the Guarantor, including, without limitation, all of the Units (including any shares or other securities into which the Units may be convertible or exchangeable), and any proceeds thereof.

The word “Indebtedness” means any and all obligations, indebtedness, and liabilities of the Borrower to the Holders arising under or evidenced by the Note Purchase Agreement or the Notes, whether matured or unmatured, now or hereafter existing or created, and becoming due and payable.

2.	Guaranty.

The Guarantor unconditionally guarantees to the Holders the full, prompt, and punctual performance and payment of the Indebtedness when due (whether at stated maturity, by acceleration or otherwise) in accordance with the Note Purchase Agreement and the Notes. This Guaranty is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Indebtedness shall not be paid when due, the Guarantor will immediately pay the Indebtedness to the Holders or such other persons entitled to payment of the Indebtedness, in U.S. dollars, without set-off, counterclaim, taxes or other defense.

3.	Duration of Guaranty.

This Guaranty will take effect when received by the Holders, without the necessity of any acceptance by the Holders, and will continue in full force until such time as all obligations of the Borrower to the Holders under the Note Purchase Agreement and the Notes are finally, indefeasibly and fully paid and satisfied.

4.	Subordination of Borrower’s Debts to Guarantor.

The Guarantor agrees that the Indebtedness of the Borrower to the Holders shall be prior to any claim that the Guarantor may now have or hereafter acquire against the Borrower, whether or not the Borrower becomes insolvent. The Guarantor hereby expressly subordinates any claim the Guarantor may have against the Borrower, upon any account whatsoever, including any liens and rights of any kind that the Guarantor now has, may hereafter acquire or be deemed to have acquired, to any claim that the Holders may now or hereafter have against the Borrower. In the event of insolvency and consequent liquidation, or otherwise, the assets of the Borrower applicable to the payment of the claims of both the Holders and the Guarantor shall be paid first to the Holders and shall be first applied by the Holders to indefeasibly satisfy all of the Indebtedness of the Borrower to the Holders.

5.	Security.

As security for any and all of the obligations of the Guarantor under this Guaranty, now existing or hereafter arising hereunder with respect to the Indebtedness (collectively, the “Liabilities”), the Guarantor hereby assigns, pledges and transfers to the Holders, and grants to the Holders a first priority lien upon and a security interest in any and all of the Guarantor’s right, title and interest in, to and under the Collateral, in each case regardless of where such Collateral may be located or whether such Collateral is in possession of the Guarantor or any third party. The Holders are hereby irrevocably authorized by the Guarantor to execute and file any initial financing statements (and any amendments or continuation statements with respect thereto) in any applicable jurisdictions where, in the opinion of the Holders, such filing is appropriate to protect and perfect their rights, and to take such other actions as to which the Holders determine it is necessary, desirable, or advisable in order to protect, perfect, or maintain the first priority of the Holder’s security interest in such (or any other) Collateral.

The Guarantor will cause the Company in respect of Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such Collateral not represented by certificates and all rollovers and replacements therefor to reflect the security granted by the Guarantor under this Guaranty. The Guarantor will take any actions necessary to cause the Company to take such action as is required to allow the Holder to maintain a first priority lien over the Collateral. The Guarantor represents and warrants that none of the Collateral is held with a securities intermediary.

6.	Representations and Warranties.

The Guarantor hereby represents and warrants to the Holders as follows: (a) it has full power and authority and legal right to pledge the Collateral to the Holders pursuant to this Guaranty, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, (b) the execution, delivery and performance of this Guaranty and the other instruments contemplated herein will not violate any provision of any order or decree of any court or governmental instrumentality or of any mortgage, indenture, contract or other agreement to which the Guarantor is a party or by which the Guarantor and the Collateral may be bound, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of the Guarantor’s properties pursuant to the provisions of such mortgage, indenture, contract or other agreement, (c) it owns and has good and marketable title to all of the Collateral free and clear of any claims, defects, liens, security interests, pledges, title retention agreements, or other encumbrances and (d) this Guaranty is effective to create a valid and continuing lien on the Collateral in favor of the Holders, prior to all other liens, except permitted liens that would be prior to liens in favor of the Holders as a matter of law.

7.	Covenants.

Until all Indebtedness is fully and indefeasibly paid and discharged, the Guarantor covenants and agrees as follows: (a) the Guarantor shall not transfer, assign or dispose of all or any portion of the Collateral nor amend, discharge or take any other action with respect to the Collateral that would diminish the Guarantor’s or any Holder’s right to fully collect the Collateral, (b) the Guarantor shall not permit or suffer to exist any liens, security interests, or adverse claims encumbering any of the Collateral, (c) the Guarantor will defend the Collateral and the security interest granted herein against all claims and demands of all persons and pay, upon demand, all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Holders in connection with any such claims or demands and (d) the Guarantor shall comply in all material respects with all applicable federal, state and local laws, rules, regulations and ordinances applicable to it or the Collateral.

8.	Remedies.

The occurrence of any Event of Default under the Notes shall constitute an immediate breach of, and default under, this Guaranty. In addition to any other rights and remedies available to the Holders under this Guaranty, the Note Purchase Agreement or the Notes, the Holders shall have all of the rights and remedies of a secured party under the applicable UCC with respect to all of the Collateral (whether or not such UCC applies to the affected collateral), including the right to require the Guarantor to assemble Collateral, to take possession of, sell and transfer Collateral or any proceeds therefrom (including to any Holder or its nominee) and to enforce collection of any Collateral. All cash proceeds received by the Holders in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Holders first to the payment of the reasonable costs of any such sale or enforcement, then to reimburse the Holders for any damages, costs or expenses incurred by the Holders as a result of an Event of Default, and then to payment of all or any part of the Indebtedness. In addition, the Guarantor hereby irrevocably constitutes and appoints, upon the occurrence of an Event of Default under the Notes, each the Holders as its true and lawful attorney-in-fact and proxy, with full irrevocable power of substitution for and in the name of the Guarantor or in such attorney-in-fact’s own name, with respect to the Collateral from time to time in the discretion of such attorney-in-fact, for so long as an Event of Default exists, to exercise for any purpose any and all voting rights and other powers arising from or relating to the Collateral, and to otherwise take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Guaranty, without notice to or consent of the Guarantor. This power of attorney and proxy is a power coupled with an interest and shall be irrevocable, and it shall not terminate by operation of law or the occurrence of any other event (other than the termination of this Guaranty in accordance with the terms hereof). The Guarantor shall be liable for all Indebtedness remaining after crediting any net proceeds received by the Holders following the exercise of any of their rights and remedies hereunder. Nothing herein is intended or shall be construed to give the Guarantor any right of subrogation in or under the Transaction Documents, or any right to participate in any way therein, or in any right, title or interest in the assets of the Holders.

9.	Miscellaneous.

a.   Notices. All notices, requests, instructions, consents, and other communications to be given pursuant to this Guaranty shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by facsimile transmission so long as confirmation of such transmission is received; (ii) on the next day if delivered by over night mail or courier; or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Saturdays and Sundays), if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following address:

If to a Holder, to the address of such Holder as set forth on the signature page hereto,

With a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
Attn: Rick Marks, Esq.
500 Eighth Street, NW
Washington, DC 20004
Facsimile: (202) 799-5202
Email: richard.marks@dlapiper.com

If to the Company:

Manhattan Scientifics, Inc.
Attn.: Emmanuel Tsoupanarias
405 Lexington Avenue
New York, NY 10174
Facsimile:
Email:

With a copy (which shall not constitute notice) to:

Richardson & Patel LLP
Attn: Nimish Patel, Esq.
1100 Glendon Avenue, Suite 850
Los Angeles, CA 90024
Facsimile: (310) 208-1154
Email: npatel@richardsonpatel.com

Any party may, by written notice given to the other in accordance with this Guaranty, change the address, facsimile number or email to which notices to such party are to be sent.

b.   Preferences; Fraudulent Conveyances. If the Holders are required to rescind or refund any payment received on account of the obligations of the Guarantor hereunder as a result of a determination that such payment constituted a preference or a fraudulent conveyance under the bankruptcy laws or for any similar reason (a “Rescinded Payment”), then the Guarantor’s liability to the Holders and the security interest granted under this Guaranty shall continue in full force and effect, or the Guarantor’s liability to the Holders shall be reinstated, as the case may be, as if the Rescinded Payment had not been made.

c.   Complete Agreement; Amendments. This Guaranty is intended by the parties to be an integrated and final expression of this Guaranty and also is intended to be a complete and exclusive statement of the terms of this Guaranty. This Guaranty is a Transaction Document executed pursuant to the Note Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. This Guaranty and the other Transaction Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof, and supersede any prior agreements, written or oral, with respect thereto. No course of prior dealing between the parties, no usage of trade, and no parole or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. No provisions of this Guaranty or rights of the Holders under this Guaranty can be amended, modified or waived, nor can the Guarantor be released from its obligations under this Guaranty, except by a writing duly executed by the Holders.

d.   Further Assurances. The Guarantor will, upon reasonable request, execute and deliver such further assignments, endorsements, agreements, and documents, and take such other action as may be necessary in order to fully to effect the purposes of this Guaranty.

e.   Successors and Assigns. This Guaranty shall be binding upon, enforceable against, and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors, endorsees, transferees and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. The Guarantor may not assign its obligations hereunder except with the prior written consent of the Holders.

f.   Severability. If any part of this Guaranty is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

g.   Counterparts. This Guaranty may be executed in counterparts and each counterpart shall have the same force and effect as an original and constitute an effective, binding agreement on the part of each of the undersigned. This Guaranty may be transmitted by facsimile or otherwise.

h.   Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules.

i.   No Assignment of Duties. This Guaranty constitutes an assignment of certain rights of the Guarantor with respect to the Collateral. It does not constitute a delegation of any duties or obligations of the Guarantor with respect to the Collateral. The Holders do not undertake to perform or discharge, and shall not be responsible or liable for the performance or discharge of, any such responsibilities of the Guarantor.

j.   Governing Law. This Guaranty shall be governed by and construed and enforced in accordance with the internal laws of the State of [New Mexico] without regard to the principals of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the State of [New Mexico] for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first written above.

GUARANTOR MANHATTAN SCIENTIFICS, INC., a Delaware corporation

By:	/s/ Emmanuel Tsoupanarias
Name:	Emmanuel Tsoupanarias
Title:	Chief Executive Officer

Agreed and Acknowledged:

BORROWER

SENIOR SCIENTIFIC, LLC, a New Mexico limited liability company

By:	/s/ V. Gerald Graffe
Name:	V. Gerald Graffe
Title:	Manager

Signature Page to Guaranty and Security Agreement

HOLDERS

By:	/s/ RAYMOND A. MASON
Name:	RAYMOND A. MASON
Address:	880 Spyglass Lane
Naples, Florida 34102

By:	/s/ WILLIAM B. JONES
Name:	WILLIAM B. JONES
Address:	793 17 Ave S,
Naples, Florida 34102

By:	/s/ Ferdinand J. Crovato
Name:	Ferdinand J. Crovato, Trustee (print name)
TRUSTEE, FERDINAND J. CROVATO TRUST
Address:	1201 Stuart Robeson Drive
McLean, Virginia 22101

Signature Page to Guaranty and Security Agreement (continued)